                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                October 25, 2004

Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina  28255

SunTrust Capital Markets, Inc.
303 Peachtree Street
Mail Code 3950
Atlanta, Georgia 30308

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

     Asset Backed Funding Corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (collectively, the "Underwriters" and each, an "Underwriter") the principal amount of the CHEC Loan Trust 2004-2,
Asset-Backed Certificates, Series 2004-2, identified in Schedule I hereto (the
"Securities"), to be issued under a pooling and servicing agreement, to be dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), among the
Company, as depositor, Centex Home Equity Company, LLC, as servicer (the
"Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee").

     Each class of Securities listed in Schedule I hereto will represent an undivided beneficial ownership interest in the CHEC Loan Trust 2004-2 (the
"Trust"). The assets of the Trust will include, among other things, a pool of conventional fixed and adjustable rate, one- to four-family first and second lien residential mortgage loans (the "Mortgage Loans") transferred to the
Company pursuant to a mortgage loan purchase agreement, dated as of October 28,
2004 (the "Mortgage Loan Purchase Agreement"), between Bank of America, National
Association ("BANA") and the Company, and by the Company to the Trust pursuant to the Pooling and Servicing Agreement. This Underwriting Agreement shall hereinafter be referred to as the "Agreement." This Agreement, the Pooling and
Servicing Agreement and the Mortgage Loan Purchase Agreement are collectively hereinafter referred to as the "Basic Documents." Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the
Securities Act of 1933, as amended (the "Act"), and has filed with the
Securities and Exchange Commission (the "Commission") a registration statement on such form (the file number of which

is set forth in Schedule I hereto), which has been declared effective by the
Commission, for the registration under the Act of the Securities. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the
Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the
"Registration Statement"; such prospectus in the form in which it appears in the
Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the
Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus
shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final
Prospectus, as the case may be; and any reference herein to the terms "amend,"
"amendment" or "supplement" with respect to the Registration Statement, the
Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this
Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference pursuant to
Item 12 of Form S-3 under the Act.

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the
Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the
Registration Statement, as amended as of any such time, and the Final
Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the requirements of the Act and the respective rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Registration Statement or the Final
Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus or (B) the
Current Report (as defined in Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement or the Final Prospectus (or any amendment thereof or supplement thereto).

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents.

          (d) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Basic Prospectus or
for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the
Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) This Agreement has been duly authorized, executed and delivered by the Company, and the other Basic Documents, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

          (f) The Securities conform to the description thereof contained in the
Registration Statement and the Final Prospectus; and the Securities, on the
Closing Date, will have been duly and validly authorized and, when such
Securities are duly and validly executed, issued and delivered in accordance with the Pooling and Servicing Agreement, and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (g) As of the Closing Date, the representations and warranties of the
Company set forth in the Pooling and Servicing Agreement will be true and correct.

          (h) Neither the execution and delivery by the Company of this
Agreement or any other of the Basic Documents nor the consummation by the
Company of the transactions contemplated herein or therein, nor the issuance of the Securities or the public offering thereof as contemplated in the Final
Prospectus will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, of the property or assets of the Company (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company is party of by which it is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of the Company. The
Company is not in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to

which a party or by which it may be bound, or to which any material portion of its property or assets is subject.

          (i) No legal or governmental proceedings are pending to which the
Company is a party or of which any property of the Company is subject, which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect on the financial position, stockholders' or results of operations of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (j) Since the date of which information is given in the Registration
Statement, there has not been any material adverse change in the business or net worth of the Company.

          (k) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Basic Documents and the execution, delivery and sale of the Securities have been or will be paid at or prior to the Closing
Date.

          (l) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by the Company of any Basic Document or the performance by the Company of any or
(ii) the offer, sale or delivery of the Securities except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of the Company to perform its obligations under any Basic Document.

          (m) The Company possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Basic Prospectus and the Final
Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Securities or the financial condition of the Company, and the Company has not received, nor will have received as of each Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          (n) On the Closing Date, (i) the Company will have good and marketable title to the related Mortgage Loans being transferred by it to the Trust pursuant thereto, free and clear of any lien, except to the extent permitted in the Pooling and Servicing Agreement, (ii) the Company will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the
Pooling and Servicing Agreement, and (iii) the Company will have the power and authority to sell such Mortgage Loans to the Trust, and upon execution and delivery of the Pooling and Servicing Agreement by the Trustee and Servicer, the
Trust will have good and marketable title thereto, in each case free of liens other than any lien created by an Underwriter.

          (o) The properties and businesses of the Company conform, and will conform, in all material respects, to the descriptions thereof contained in the
Basic Prospectus and the Final Prospectus.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase, severally but not jointly, from the Company, at the purchase price set forth in Schedule II hereto, the principal amount or percentage interest of the Securities set forth opposite such Underwriter's name therein.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the
Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing
Date"). Delivery of the Securities shall be made to the Underwriters for their respective accounts against payment by the Underwriters of the purchase price thereof in the manner set forth in Schedule II hereto. If Schedule I indicates that the Securities are to be issued in book-entry form, delivery of the
Securities shall be made through the facilities of the depository or depositories set forth on Schedule I. Alternatively, certificates for the
Securities shall be registered in such names and in such denominations as the
Underwriters may request not less than three full business days in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than
1:00 p.m., New York City time, on the business day prior to the Closing Date.

     4. Offering by the Underwriters. It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers) as set forth in the Final Prospectus.

     5. Agreements. The Company agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the
Company will not file any amendment of the Registration Statement or supplement
(including the Final Prospectus) to the Basic Prospectus unless the Company has furnished to each Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which such Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The
Company will advise the Underwriters promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) The Company will use its best efforts to cause any Computational
Materials, Collateral Term Sheets and ABS Term Sheets (each as defined in
Section 10 below) with respect to the Securities which are delivered by the
Underwriters to the Company pursuant to Section 10 to be filed with the
Commission on a Current Report on Form 8-K (the "Current Report") pursuant to
Rule 13a-11 under the Exchange Act not later than the business day immediately following the day on which such Computational Materials, Collateral Term Sheets or ABS Term Sheets are delivered to counsel for the Company by the Underwriters as provided in Section 10, and will promptly advise the Underwriters when such
Current Report has been so filed. Such Current Report shall be incorporated by reference in the Final Prospectus and the Registration Statement.
Notwithstanding the two preceding sentences, the Company shall have no obligation to file materials provided by the Underwriters pursuant to Section 10 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the No-Action Letters (as defined in Section 10 below), or which contain erroneous information or contain any untrue statement of a material fact or, which, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Collateral Term Sheets or ABS Term Sheets
provided by the Underwriters to the Company pursuant to Section 10 hereof.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the
Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the
Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials incorporated by reference in the Final Prospectus other than any amendments or supplements of such
Computational Materials that are furnished to the Company pursuant to Section
10(d) hereof which the Company determines to file in accordance therewith.

          (d) The Company will furnish to the Underwriters and counsel for the
Underwriters, without charge, executed copies of the Registration Statement
(including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act, as many copies of the Final Prospectus and any amendments thereof and supplements thereto (other than exhibits to the related Current Report) as the Underwriters may reasonably request. The Company will pay the expenses of printing all documents relating to the initial

offering, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus, if required, will be borne by Banc of America Securities LLC.

          (e) The Company will furnish such information as may be required and otherwise cooperate in qualifying the Securities for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the
Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (f) The Company will pay all expenses (other than fees of counsel for the Underwriters, except as provided herein) incident to the performance of the obligations under this Agreement, including:

               (i) the word processing, printing and filing of the Registration
     Statement as originally filed and of each amendment thereto;

               (ii) the reproduction of this Agreement;

               (iii) the preparation, printing, issuance and delivery of the
     Securities to the Underwriters;

               (iv) the fees and disbursements of counsel and accountants for the Company;

               (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the
     Underwriters in connection therewith and in connection with the preparation of a blue sky survey, if requested by the Underwriters;

               (vi) if requested by the Underwriters, the determination of the eligibility of the Securities for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a legal investment memorandum;

               (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Basic Prospectus and
     Final Prospectus and any amendments or supplements thereto;

               (viii) if requested by the Underwriters, the printing and
     delivery to the Underwriters of copies of any blue sky or legal investment memorandum;

               (ix) the fees of any rating agency rating the Securities; and

               (x) the fees and expenses of the Trustee and the Servicer and their counsel.

     6. Conditions Precedent to the Obligations of the Underwriters. The
obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date
(including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Underwriters shall have received from Deloitte & Touche LLP a letter, dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and otherwise in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters.

          (b) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Securities shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the
Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Servicer which, in the reasonable judgment of the
Underwriters, materially impairs the investment quality of the Securities; (ii)
any downgrading in the rating of the securities of the Company by any
"nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, New York or
North Carolina authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by
Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) The Underwriters shall have received a favorable opinion of counsel to the Servicer addressed to the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters and their counsel, with respect to such matters as the Underwriters may require.

          (e) The Underwriters shall have received a favorable opinion of Hunton
& Williams LLP, special tax counsel for the Company, addressed to the
Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters, generally to the effect that (i) the information in the Basic Prospectus under "Federal Income Tax Consequences" and in the Final
Prospectus under "Material Federal Income Tax Consequences," insofar as such information describes federal statutes and regulations or otherwise constitute matters of law or legal conclusions of the statutes or regulations of such jurisdiction have been prepared or reviewed by such counsel, and such information is correct in all material respects; and (ii) assuming compliance with all of the provisions of the Pooling and Servicing Agreement, the applicable portions of the Trust will qualify as one or more REMICs, and the portion of the Trust exclusive of such REMICs will constitute a grantor trust for federal income tax purposes, pursuant to Section 860D of the Internal
Revenue Code of 1986 (the "Code"), as of the Closing Date and will continue to qualify as one or more REMICs and as a grantor trust for so long as the Trust continues to meet the requirements set forth in the Code and applicable Treasury regulations.

          (f) The Underwriters shall have received a favorable opinion of Hunton
& Williams LLP, special counsel for the Company, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the
Underwriters, with respect to the validity of the Certificates, ERISA matters and such other related matters as the Underwriters shall require, and the
Company shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Underwriters shall have received a favorable opinion of counsel of Hunton & Williams LLP, special counsel for BANA, addressed to the
Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with respect to such matters as the Underwriters may require.

          (h) The Underwriters shall have received a favorable opinion of counsel for the Trustee, in each case addressed to the Underwriters, dated the
Closing Date and reasonably satisfactory in form and substance to the
Underwriters and counsel for the Underwriters, with respect to such matters as the Underwriters may require.

          (i) The Underwriters shall have received a certificate dated the
Closing Date of the President, any Vice President or the Secretary of the
Company in which the officer shall state that, to the best of his or her knowledge after reasonable investigation, (i) the representations and warranties of the Company with respect to the Mortgage Loans contained in any Basic
Document are true and correct, (ii) the representations and warranties of the
Company in this Agreement are true and correct, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, (v)
no proceedings for that purpose have been instituted or are contemplated by the
Commission, and (vi) there has been no amendment or other document filed affecting the Certificate of Incorporation or bylaws of the Company, and no such amendment has been authorized.

          (j) On or before the Closing Date, the Underwriters shall have received evidence satisfactory to the Underwriters that each class of Securities has been given the ratings set forth on Schedule I hereto.

          (k) At the Closing Date, the Securities and the Pooling and Servicing
Agreement will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

          (l) The Underwriters shall not have discovered and disclosed to the
Company on or prior to the Closing Date that the Registration Statement or the
Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Hunton &
Williams LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (m) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing
Agreement, the Securities, the Registration Statement and the Final Prospectus,
and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (n) At the Closing Date, the Underwriters shall have received from
Hunton & Williams LLP, counsel for the Underwriters, a letter with respect to the Final Prospectus, in form and substance satisfactory to the Underwriters.

          (o) On or before the Closing Date, the Underwriters shall have received from the Company a fully executed Indemnification and Contribution
Agreement among the Company, the Underwriters and Centex.

     The Company will provide or cause to be provided to the Underwriters such conformed copies of such opinions, certificates, letters and documents as the
Underwriters may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the
Underwriters by notice to the Company at any time at or prior to the Closing
Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof.

     7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters

                                       10

severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls each Underwriter within the meaning of either the
Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final
Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted)
directly from an error (a "Collateral Error") in the information concerning the
Mortgage Loans furnished by the Company to any Underwriter in writing or by electronic transmission that was used in the preparation of any Computational
Materials, Collateral Term Sheets or ABS Term Sheets included in such Current
Report (or amendment or supplement thereof), (ii) such indemnity with respect to the Basic Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the
Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such
Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic
Prospectus was corrected in the Final Prospectus (or the Final Prospectus as
amended or supplemented), and (iii) such indemnity with respect to any
Collateral Error shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials, Collateral Term
Sheets or ABS Term Sheets that were prepared on the basis of such Collateral
Error, if, prior to the time of confirmation of the sale of the Securities to such person, the Company notified such Underwriter in writing of the Collateral
Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral
Error"), and such Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials,

                                       11

Collateral Term Sheets and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to (A) written information relating to such Underwriter furnished to the Company by such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity, or (B) any Computational Materials, Collateral Term Sheets or ABS
Term Sheets furnished to the Company by or on behalf of such Underwriter pursuant to Section 10 and incorporated by reference in the Registration
Statement or the Final Prospectus (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Collateral Error, other than a Corrected Collateral
Error). This indemnity agreement will be in addition to any liability which the
Underwriters may otherwise have. The Company acknowledges that the statements set forth in (i) the first sentence of the last paragraph on the front cover of the Final Prospectus and (ii) in the first sentence of the second and third paragraphs under the heading "Method of Distribution" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Computational Materials, Collateral Term Sheets or ABS
Term Sheets furnished to the Company by any Underwriter), and each Underwriter confirms that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section
8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof;
but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party;
provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (exclusive of any local counsel), approved by

                                       12

the Underwriters in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject, as follows:

               (i) in the case of any losses, claims, damages and liabilities
     (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any
     Computational Materials, Collateral Term Sheets or ABS Term Sheets, in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation received by them bears to the sum of such underwriting compensation and the purchase price of the Securities specified in Schedule II hereto and the Company is responsible for the balance; provided, however, that in no case shall any
     Underwriter be responsible under this subparagraph (i) for any amount in excess of the underwriting compensation applicable to the Securities purchased by such Underwriter hereunder; and

               (ii) in the case of any losses, claims, damages and liabilities
     (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational
     Materials, Collateral Term Sheets or ABS Term Sheets, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials, Collateral Term Sheets or ABS Term Sheets
     results from information prepared by the Company on the one hand or the
     Underwriters on the other and that party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange

                                       13

Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the
Exchange Act, each officer of the Company who shall have signed the Registration
Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     9. Default by One or More of the Underwriters. If any one or more
Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder (the "Defaulted
Securities") and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the non-defaulting
Underwriter or Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted
Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter or Underwriters shall not have completed such arrangements within such 24-hour period, then the remaining
Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this
Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Underwriter or Underwriters shall determine in order that the required changes in the Registration Statement and the Final
Prospectus or in any other documents or arrangements may be effected. No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from its liability in respect of its default.

     10. Computational Materials and ABS Term Sheets.

          (a) Not later than 10:30 a.m., New York City time, on a date no later than four business days before delivery of the Final Prospectus to the
Underwriters, the Underwriters shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in the
Securities which constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of
Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation
I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation
and the no-action letter dated May 27, 1994 issued by the Division of
Corporation Finance of the Commission to the Public Securities Association
(together, the "Kidder Letters") or (ii) "ABS Term Sheets" within

                                       14

the meaning of the no-action letter dated February 17, 1995 issued by the
Division of Corporation Finance of the Commission to the Public Securities
Association (the "PSA Letter" and together with the Kidder Letters, the
"No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters. In the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA
Letter, if such Collateral Term Sheets have not previously been delivered to the
Company as contemplated by Section 10(b)(i) below, five complete copies of such
Collateral Term Sheets shall be delivered by the Underwriters to the Company no later than 10:30 a.m., New York City time, on the first business day following the date on which such Collateral Term Sheets were initially provided to a potential investor. Each delivery of Computational Materials, Collateral Term
Sheets and/or ABS Term Sheets to the Company pursuant to this paragraph (a)
shall be effected by delivering four copies of such materials to counsel for the
Company on behalf of the Company at the address specified in Section 13 hereof and one copy of such materials to the Company.

          (b) Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company, as of the date hereof and as of the
Closing Date, that:

               (i) if such Underwriter has provided any Collateral Term Sheets to potential investors in the Securities prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case such Underwriter delivered four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 13 hereof and one copy of such materials to the Company no later than 10:30 a.m., New York
     City time, on the first business day following the date on which such materials were initially provided to a potential investor;

               (ii) the Computational Materials (either in original, aggregated or consolidated form), Collateral Term Sheets and ABS Term Sheets furnished to the Company pursuant to Section 10(a) or as contemplated in Section
     10(b)(i) constitute all of the materials furnished to prospective investors by such Underwriter (whether in written, electronic or other format) prior to the time of delivery thereof to the Company with respect to the
     Securities in accordance with the No-Action Letters, and such Computational
     Materials, Collateral Term Sheets and ABS Term Sheets comply with the requirements of the No-Action Letters;

               (iii) except as resulting directly from any Collateral Error, on the respective dates any such Computational Materials, Collateral Term
     Sheets and/or ABS Term Sheets with respect to the Securities were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to this Section 10 and on the
     Closing Date, such Computational Materials, Collateral Term Sheets and/or
     ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iv) all Computational Materials, Collateral Term Sheets and ABS
     Term Sheets prepared by such Underwriter contained and will contain a legend,

                                       15

     prominently displayed on the first page thereof, to the effect that the
     Company has not prepared, reviewed or participated in the preparation of such Computational Materials, Collateral Term Sheets or ABS Term Sheets, is
     not responsible for the accuracy thereof and has not authorized the dissemination thereof;

               (v) all Collateral Term Sheets with respect to the Securities furnished to potential investors by such Underwriter contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Final Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets;
     and

               (vi) on and after the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials,
     Collateral Term Sheets, ABS Term Sheets or other materials relating to the
     Securities (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Final
     Prospectus prior to or at the same time as the delivery of such
     Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials.

Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials, Collateral Term Sheets or
ABS Term Sheets included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriter from the Company of notice of such Corrected Collateral Error or materials superseding or correcting such Collateral Error).

          (c) Each Underwriter acknowledges and agrees that the Company has not authorized and will not authorize the distribution of any Computational
Materials, Collateral Term Sheets or ABS Term Sheets to any prospective investor, and agree that any Computational Materials, Collateral Term Sheets or
ABS Term Sheets with respect to the Securities furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(v)
above. Each Underwriter agrees that they will not represent to investors that any Computational Materials, Collateral Term Sheets and/or ABS Term Sheets were prepared or disseminated on behalf of the Company.

          (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, it shall be necessary to amend or supplement the Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials, Collateral Term Sheets or ABS
Term Sheets provided by the Underwriters pursuant to this Section 10 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current
Report to comply with the Act or the rules thereunder, the Underwriters, at their expense, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter, severally and not jointly, represents and warrants to the Company, as of the date of delivery of such

                                       16

amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the
Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

          (e) Each Underwriter (at its own expense) further agrees to provide to the Company any accountants' letters obtained relating to the Computational
Materials, Collateral Term Sheets and/or ABS Term Sheets, which accountants'
letters shall be addressed to the Company or shall state that the Company may rely thereon; provided that the Underwriters shall have no obligation to procure such letter.

     11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal authorities or (iii)
there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the
United States is such as to make it, in the reasonable judgment of the
Underwriters, impracticable to market the Securities.

     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this
Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof and this Section 12 shall survive the termination or cancellation of this Agreement.

     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: Hunton & Williams LLP, Bank of America Plaza, Suite
3500, 101 South Tryon Street, Charlotte, North Carolina 28280, Attention:
Michael Nedzbala, Esquire; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Hearst Tower, 214 North Tryon Street,
NC1-027-21-04, Charlotte, North Carolina 28255, Attention: Juanita Deane-Warner.

     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                                       17

     15. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF
THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT
GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO SECTION
5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO
THIS AGREEMENT).

     16. Miscellaneous.

          (a) This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

          (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

          (c) This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          (d) The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this
Agreement.

     17. Banc of America Mortgage Capital Corporation Obligations. Banc of
America Mortgage Capital Corporation agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls such
Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of either the Act or the
Exchange Act against any failure by the Company to perform any of its obligations under this Agreement. Banc of America Mortgage Capital Corporation agrees that there are no conditions precedent to the obligations of Banc of
America Mortgage Capital Corporation hereunder other than written demand to the
Company to perform its obligations under this Agreement.

     18. Nonpetition Covenant. Notwithstanding any prior termination of this
Agreement, each Underwriter agrees that it shall not acquiesce, petition or otherwise invoke or cause the Company or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the
Trust or any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of the Company or the Trust.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       18

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the
Company and each Underwriter.

                                   VERY TRULY YOURS,

                                   ASSET BACKED FUNDING CORPORATION

                                   By:  /s/ Juanita L. Deane Warner
                                        ----------------------------------------
                                        Name:  Juanita L. Dean-Warner
                                        Title: Vice President

                                   BANC OF AMERICA MORTGAGE CAPITAL CORPORATION,
                                   solely for purposes of Section 17 hereof

                                    By:  /s/ Daniel B. Goodwin
                                         ---------------------------------------
                                         Name:  Daniel B. Goodwin
                                         Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the date
specified in Schedule I hereto.

BANC OF AMERICA SECURITIES LLC

By:  /s/ Daniel B. Goodwin
     -------------------------------
     Name:  Daniel B. Goodwin
     Title: Managing Director

SUNTRUST CAPITAL MARKETS, INC.

By:  /s/ James J. Stathis
     -------------------------------
     Name:  James J. Stathis
     Title: Managing Director

BEAR, STEARNS & CO. INC.

By:  /s/ Matthew Perkins, Sr.
     -------------------------------
     Name:  Matthew Perkins, Sr.
     Title: ManagingDirector

                 [Signature Page to the Underwriting Agreement]

                                   SCHEDULE I
                                   ----------

Underwriting Agreement dated October 25, 2004

Registration Statement No. 333-108551

Title:   CHEC Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2

Depositories for Book-Entry Certificates: The Depository Trust Company;
Clearstream Banking; Euroclear System

Closing Date, Time and Location: October 28, 2004, 10:00 a.m., New York City
                                 time, Office of Hunton & Williams LLP, Bank of
                                 America Plaza, Suite 3500, 101 South Tryon
                                 Street, Charlotte, North Carolina 28280

Addresses:

         Banc of America Securities LLC
         214 North Tryon Street
         Charlotte, North Carolina 28255
         Attention:  Daniel B. Goodwin
         Telephone:  (704) 683-5445
         Facsimile:  (704) 388-9668

         SunTrust Capital Markets, Inc.
         303 Peachtree Street
         Mail Code 3950
         Atlanta, Georgia 30308
         Attention:  James J. Stathis
         Telephone:  (404) 575-2575
         Facsimile:  (404) 588-7005

         Bear, Stearns & Co. Inc.
         383 Madison Avenue
         New York, New York 10179
         Attention:  Matthew Perkins, Sr.
         Telephone:  Managing Director

                                Schedule I-Page 1

                                   SCHEDULE I
                                   ----------

Purchase Price and Description of the Securities:

                                                             FORM OF
CERTIFICATES   PRINCIPAL BALANCE   PASS THROUGH RATE(1)    CERTIFICATES   MOODY'S*   S&P**
------------   -----------------   --------------------    ------------   -------    ---

Class A-1       $ 145,426,000        LIBOR + 0.170%         Book-Entry      Aaa      AAA

Class A-2        $ 56,054,000        LIBOR + 0.330%         Book-Entry      Aaa      AAA

Class A-3        $ 44,984,000        LIBOR + 0.480%         Book-Entry      Aaa      AAA

Class M-1        $ 23,458,000        LIBOR + 0.640%         Book-Entry      Aa3      AA+

Class M-2         $ 9,877,000        LIBOR + 1.050%         Book-Entry       A2       AA

Class M-3         $ 4,630,000        LIBOR + 1.250%         Book-Entry       A3      AA-

Class M-4         $ 4,321,000        LIBOR + 1.550%         Book-Entry      Baa1      A

Class M-5         $ 3,086,000        LIBOR + 1.700%         Book-Entry      Baa2      A-

Class M-6         $ 3,087,000        LIBOR + 3.000%         Book-Entry      Baa3     BBB+

Class M-7         $ 3,858,000        LIBOR + 3.500%         Book-Entry      None     BBB

Class M-8         $ 3,087,000        LIBOR + 3.500%         Book-Entry      None     BBB-

----------
*    Moody's Investors Service, Inc.

**   Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

(1)  During each interest accrual period, each class of certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus the applicable certificate margin specified above for such class, (ii) the applicable maximum rate cap and (iii) the pool cap for such distribution date, as further described in the Pooling and Servicing Agreement. After the optional termination date, the margin rate for certificates will increase to the following margin rates:

                    CLASS        STEPPED-UP MARGIN
                    -----        -----------------
                     A-1               0.340%
                     A-2               0.660%
                     A-3               0.960%
                     M-1               0.960%
                     M-2               1.575%
                     M-3               1.875%
                     M-4               2.325%
                     M-5               2.550%
                     M-6               4.500%
                     M-7               5.250%
                     M-8               5.250%

                                Schedule I-Page 2

                                   SCHEDULE II
                                   -----------

                                   Securities
                                   ----------

Class A-1
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $130,883,400                    $130,883,400
SunTrust Capital Markets, Inc.                        5%                    $  7,271,300                    $  7,271,300
Bear, Stearns & Co. Inc.                              5%                    $  7,271,300                    $  7,271,300
     Total                                          100%                    $145,426,000                    $145,426,000
                                                    ===                     ============                    ============

Class A-2
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $ 50,448,600                    $ 50,448,600
SunTrust Capital Markets, Inc.                        5%                    $  2,802,700                    $  2,802,700
Bear, Stearns & Co. Inc.                              5%                    $  2,802,700                    $  2,802,700
     Total                                          100%                    $ 56,054,000                    $ 56,054,000
                                                    ===                     ============                    ============

Class A-3
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $ 40,485,600                    $ 40,485,600
SunTrust Capital Markets, Inc.                        5%                    $  2,249,200                    $  2,249,200
Bear, Stearns & Co. Inc.                              5%                    $  2,249,200                    $  2,249,200
     Total                                          100%                    $ 44,984,000                    $ 44,984,000
                                                    ===                     ============                    ============

Class M-1
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $ 21,112,200                    $ 21,112,200
SunTrust Capital Markets, Inc.                        5%                    $  1,172,900                    $  1,172,900
Bear, Stearns & Co. Inc.                              5%                    $  1,172,900                    $  1,172,900
     Total                                          100%                    $ 23,458,000                    $ 23,458,000
                                                    ===                     ============                    ============

Class M-2
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $  8,889,300                    $  8,889,300
SunTrust Capital Markets, Inc.                        5%                    $    493,850                    $    493,850
Bear, Stearns & Co. Inc.                              5%                    $    493,850                    $    493,850
     Total                                          100%                    $  9,877,000                    $  9,877,000
                                                    ===                     ============                    ============

Class M-3
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $  4,167,000                    $  4,167,000
SunTrust Capital Markets, Inc.                        5%                    $    231,500                    $    231,500
Bear, Stearns & Co. Inc.                              5%                    $    231,500                    $    231,500
     Total                                          100%                    $  4,630,000                    $  4,630,000
                                                    ===                     ============                    ============

Class M-4
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $  3,888,900                    $  3,888,900
SunTrust Capital Markets, Inc.                        5%                    $    216,050                    $    216,050
Bear, Stearns & Co. Inc.                              5%                    $    216,050                    $    216,050
     Total                                          100%                    $  4,321,000                    $  4,321,000
                                                    ===                     ============                    ============

                               Schedule II-Page 1

                                   SCHEDULE II
                                   -----------

Class M-5
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $  2,777,400                    $  2,777,400
SunTrust Capital Markets, Inc.                        5%                    $    154,300                    $    154,300
Bear, Stearns & Co. Inc.                              5%                    $    154,300                    $    154,300
     Total                                          100%                    $  3,086,000                    $  3,086,000
                                                    ===                     ============                    ============

Class M-6
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $  2,778,300                    $  2,778,300
SunTrust Capital Markets, Inc.                        5%                    $    154,350                    $    154,350
Bear, Stearns & Co. Inc.                              5%                    $    154,350                    $    154,350
     Total                                          100%                    $  3,087,000                    $  3,087,000
                                                    ===                     ============                    ============

Class M-7
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $  3,472,200                    $  3,186,616
SunTrust Capital Markets, Inc.                        5%                    $    192,900                    $    177,034
Bear, Stearns & Co. Inc.                              5%                    $    192,900                    $    177,034
     Total                                          100%                    $  3,858,000                    $  3,540,684
                                                    ===                     ============                    ============

Class M-8
---------
                                                                    Principal Amount of Securities
Underwriter                                     % of Total*                  Purchased**                 Purchase Price***
-----------                                     -----------                  -----------                 -----------------

Banc of America Securities LLC                       90%                    $  2,778,300                    $  2,095,052
SunTrust Capital Markets, Inc.                        5%                    $    154,350                    $    116,392
Bear, Stearns & Co. Inc.                              5%                    $    154,350                    $    116,392
     Total                                          100%                    $  3,087,000                    $  2,327,836
                                                    ===                     ============                    ============

*    As a percentage of the Principal Amount of Securities purchased.
**   Subject to final Class sizes.
***  Amounts may not equal the total purchase price because of rounding.

                               Schedule II-Page 2